UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 5, 2026, Edgemode, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with an accredited investor (the “Holder”), pursuant to which, the Company issued to the Holder a convertible promissory note in the principal amount of $120,000, with an original issuance discount of $15,000 (the “Promissory Note”) for which the Company received net proceeds of $92,000 following the payment of the Holder’s legal costs of $8,000. The proceeds from the sale of the Promissory Note shall be used for working capital.

The Promissory Note carries a one-time interest charge of 15%, which was applied to the principal on the issuance date, and matures on December 15, 2026. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in four (4) payments on September 15, 2026, October 15, 2026, November 15, 2026 and December 15, 2026 for total payments of $138,000. The Promissory Note is convertible into common stock of the Company at any time following an event of default at a conversion price equal to 61% of the lowest closing price of the Company’s common stock on its principal trading market during the 20 trading days prior to the conversion date.

The Promissory Note provides for standard and customary events of default such as failing to timely make payments under the Promissory Note when due, failure of the Company to timely comply with its reporting requirements with the Securities and Exchange Commission and the failure to maintain a listing on the OTC Markets. Upon the occurrence of an event of default, the outstanding balance of the Promissory Note shall immediately become due and payable without demand, and the Company shall pay to the Holder an amount equal to the sum of (i) 150% of the then outstanding principal amount of the Promissory Note, (ii) any accrued and unpaid interest on the unpaid principal amount of the Promissory Note, (iii) any default interest, which accrues at a rate of 22% per annum on any amount of principal or interest which is not paid when due and (iv) any other amounts owed to the Holder pursuant to the Promissory Note. Further, at any time following an event of default, the Holder shall have the right to convert all or any part of the outstanding and unpaid amount of the Promissory Note into fully paid and non-assessable shares of common stock. The Promissory Note also contains adjustment provisions providing that, upon the event of default if the market price of the Company’s common stock on the conversion date is less than the conversion price, the amount due under the Promissory Note will be increased by an amount equal to the difference between the conversion price and such market price, multiplied by the number of shares of common stock issuable upon such conversion.

At no time may the Promissory Note be converted into shares of the Company’s common stock if such conversion would result in the Holder, or its affiliates, owning an aggregate of more than 4.99% of the then outstanding shares of the Company’s common stock.

The Promissory Note was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The description of the Agreement and the Promissory Note are not complete and are qualified in their entirety by the full text of the Agreement and the Promissory Note, filed herewith as Exhibits 10.1 and 10.2 which are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Exhibit Description
10.1	Securities Purchase Agreement between Edgemode, Inc. and investor dated March 5, 2026
10.2	Promissory Note issued by Edgemode, Inc. in favor of investor dated March 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: March 12, 2026	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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